                                                                                                    EXHIBIT 12.01

                                            SOUTHWEST GAS CORPORATION
                               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                             (Thousands of dollars)

                                                                  For the Twelve Months Ended
                                               ------------------------------------------------------------------
                                               September 30,                      December 31,
                                                             ----------------------------------------------------
                                                   2001        2000       1999      1998       1997       1996
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1. Fixed charges:
   A) Interest expense                           $ 79,622   $ 70,659   $ 63,110   $ 63,416   $ 63,247   $ 54,674
   B) Amortization                                  1,800      1,564      1,366      1,243      1,164      1,494
   C) Interest portion of rentals                   9,250      8,572      8,217      7,531      6,973      6,629
   D) Preferred securities distributions            5,475      5,475      5,475      5,475      5,475      5,475
                                                 --------   --------   --------   --------   --------   --------
            Total fixed charges                  $ 96,147   $ 86,270   $ 78,168   $ 77,665   $ 76,859   $ 68,272
                                                 ========   ========   ========   ========   ========   ========

2. Earnings (as defined):
   E) Pretax income                              $ 63,458   $ 51,939   $ 60,955   $ 83,951   $ 21,328   $ 10,448
   Fixed Charges (1. above)                        96,147     86,270     78,168     77,665     76,859     68,272
                                                 --------   --------   --------   --------   --------   --------
            Total earnings as defined            $159,605   $138,209   $139,123   $161,616   $ 98,187   $ 78,720
                                                 ========   ========   ========   ========   ========   ========

                                                     1.66       1.60       1.78       2.08       1.28       1.15
                                                 ========   ========   ========   ========   ========   ========